OFFICE OF THE SECRETARY OF STATE OF THE STATE OF COLORADO

CERTIFICATE OF DOCUMENT FILED

I,Jena Griswold, as the Secretary of State of the State of Colorado, hereby certify that, according to the records of this office, the attached document is a true and complete copy of the

Report

with Document # 20208049329   of

Golden Cacao Corporation

Colorado Corporation

(Entity ID # 20191776773 )

consisting of2pages.

This certificate reflects facts established or disclosed by documents delivered to this office on paper through 11/30/2020 that have been posted, and by documents delivered to this office electronically through 12/01/2020@ 19:21:49.

I have affixed hereto the Great Seal of the State of Colorado and duly generated, executed, and issued this official certificate at Denver, Colorado on 12/01/2020 @ 19:21:49 in accordance with applicable law. This certificate is assigned Confirmation Number 12760449.

*********************************************End of Certificate*******************************************

Notice: A certificate issued electronically from the Colorado Secretary of State’s Web site is fully and immediately valid and effective. However, as an option, the issuance and validity of a certificate obtained electronically may be established by visiting the Validate a Certificate page of the Secretary of State’s Web site, http://www.sos.state.co.us/biz/CertificateSearchCriteria.do entering the certificate’s confirmation number displayed on the certificate, and following the instructions displayed. Confirming the issuance of a certificate is merely optional and is not necessary to the valid and effective issuance of a certificate. For more information, visit our Web site, http://www.sos.state.co.us/ click “Businesses, trademarks, trade names” and select “Frequently Asked Questions.”

Document must be filed electronically. Paper documents are not accepted.

Fees & forms are subject to change.

For more information or to print copies

of filed documents, visit www.sos.state.co.us.

Colorado Secretary of State

Date and Time: 12/01/2020 07:19 PM ID Number: 20191776773

Document number: 20208049329 Amount Paid: $60.00

Periodic Report

ABOVE SPACE FOR OFFICE USE ONLY

filed pursuant to §7-90-301, et seq. and §7-90-501 of the Colorado Revised Statutes (C.R.S)

ID number:

Entity name:

Jurisdiction under the law of which the entity was formed or registered:

1.Principal office street address:

2.Principal office mailing address:

20191776773

Golden Cacao Corporation Colorado

8400E. Prentice Avenue

(Street name and number)

Suite 1360

Greenwood VillageCO80111

(City)(State)(Postal/Zip Code)

  United States

(Province – if applicable)(Country – if not US)

P.O. Box 216

(if different from above)(Street name and number or Post Office Box information)

3.Registered agent name: (if an individual)

Kohler WI 53044

(City)(State)(Postal/Zip Code)

  United States

(Province – if applicable)(Country – if not US)

GomesKlara

(Last)(First)(Middle)(Suffix)

or(if a business organization)

4.The person identified above as registered agent has consented to being so appointed.

5.Registered agent street address:

17 Cheyenne Mt. Blvd

(Street name and number)

Colorado Springs

CO80906

(City)(State)(Postal/Zip Code)

6.Registered agent mailing address:

(if different from above)(Street name and number or Post Office Box information)

(City)(State)(Postal/Zip Code)

(Province – if applicable)(Country – if not US)

REPORT

Rev. 12/01/2012

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

7.Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

SimmonsJamesR.

(Last)(First)(Middle)(Suffix)

155 Main Street

(Street name and number or Post Office Box information)

Suite 301

Providence RI 02903

(City)(State)(Postal/Zip Code)

 United States

(Province – if applicable)(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this boxand include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

REPORT

Rev. 12/01/2012